OTC 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS

Infosys Technologies Ltd. —

89.3%

SP ADR†

19,717

$

705,277

INFORMATION TECHNOLOGY 56.4%

Cadence Design Systems,

Inc.*†

51,310

547,991

Apple, Inc.*

215,790

$

30,965,865

Tellabs, Inc.*†

40,580

221,161

Microsoft Corp.

563,840

16,001,779

Total Information Technology

________

166,405,308

Qualcomm, Inc.

342,300

14,034,300

Google, Inc. — Class A*†

25,348

11,165,034

Research In Motion Ltd.*

98,805

11,088,885

HEALTH CARE 13.6%

Cisco Systems, Inc.*

374,890

9,031,100

Gilead Sciences, Inc.*†

160,940

8,293,238

Intel Corp.

356,780

7,556,600

Teva Pharmaceutical

Oracle Corp.*

377,020

7,374,511

Industries Ltd. — SP

eBay, Inc.*

174,340

5,202,306

ADR†

109,324

5,049,676

Adobe Systems, Inc.*

95,060

3,383,185

Genzyme Corp.*†

59,064

4,402,631

Yahoo!, Inc.*†

113,155

3,273,574

Celgene Corp.*†

70,467

4,318,922

Dell, Inc.*†

145,128

2,890,950

Amgen, Inc.*†

89,240

3,728,447

Electronic Arts, Inc.*†

56,217

2,806,353

Biogen Idec, Inc.*

56,980

3,515,096

Symantec Corp.*†

155,800

2,589,396

Express Scripts, Inc.*

39,710

2,554,147

Applied Materials, Inc.

123,230

2,404,217

Intuitive Surgical, Inc.*†

6,793

2,203,310

Paychex, Inc.†

60,730

2,080,610

Hologic, Inc.*

23,650

1,314,940

Intuit, Inc.*

72,670

1,962,817

DENTSPLY International,

Nvidia Corp.*

96,028

1,900,394

Inc.

25,510

984,686

Fiserv, Inc.*†

36,200

1,740,858

Henry Schein, Inc.*†

15,730

902,902

Linear Technology Corp.†

52,000

1,595,880

Patterson Cos., Inc.*†

21,840

792,792

Xilinx, Inc.†

66,860

1,587,925

Cephalon, Inc.*†

11,604

747,298

Juniper Networks, Inc.*†

60,571

1,514,275

Amylin Pharmaceuticals,

Flextronics International

Inc.*†

22,954

670,486

Ltd.*†

159,350

1,496,296

Vertex Pharmaceuticals,

Broadcom Corp. — Class

Inc.*†

25,740

614,929

A*†

75,300

1,451,031

Total Health Care

________

40,093,500

Cognizant Technology

Solutions Corp. — Class

CONSUMER DISCRETIONARY 11.2%

A*

49,470

1,426,220

Comcast Corp. — Class A†

253,140

4,895,728

KLA-Tencor Corp.†

38,410

1,425,011

Amazon.com, Inc.*†

48,725

3,474,092

Altera Corp.†

76,080

1,402,154

Starbucks Corp.*†

177,470

3,105,725

Autodesk, Inc.*

42,356

1,333,367

Sears Holdings Corp.*†

24,370

2,487,933

BEA Systems, Inc.*

67,600

1,294,540

Wynn Resorts Ltd.†

21,680

2,181,875

NetApp, Inc.*†

63,230

1,267,762

Garmin Ltd.†

35,440

1,914,114

Activision, Inc.*†

46,197

1,261,640

Staples, Inc.†

82,890

1,832,698

VeriSign, Inc.*†

35,430

1,177,693

Bed Bath & Beyond, Inc.*†

62,010

1,829,295

Citrix Systems, Inc.*†

38,750

1,136,538

Liberty Media Corp -

Marvell Technology Group

Interactive*

96,140

1,551,700

Ltd.*†

99,584

1,083,474

Apollo Group, Inc. — Class

Baidu.com - SP ADR*†

4,400

1,054,372

A*†

29,814

1,287,965

Sun Microsystems, Inc.*†

60,710

942,826

DISH Network Corp. —

Microchip Technology, Inc.†

27,630

904,330

Class A*†

38,185

1,097,055

Lam Research Corp.*†

22,680

866,830

Expedia, Inc.*†

49,423

1,081,869

Check Point Software

Liberty Global, Inc. — Class

Technologies Ltd.*†

38,000

851,200

A*†

31,580

1,076,246

SanDisk Corp.*†

36,220

817,485

IAC/ InterActiveCorp*†

50,720

1,052,947

Akamai Technologies, Inc.*†

28,187

793,746

Discovery Holding Co. —

Logitech International SA*†

31,193

793,550

Class A*†

42,081

892,959

Virgin Media, Inc.†

62,940

885,566

1

OTC 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Face

Market

Shares

Value

Amount

Value

Sirius Satellite Radio, Inc.*†

281,450

$

804,947

REPURCHASE AGREEMENTS

Focus Media Holding — SP

1.1%

ADR*†

19,130

672,420

Collateralized by U.S. Treasury

Lamar Advertising Co. —

Obligations

Class A*†

13,230

475,354

Petsmart, Inc.†

22,429

458,449

Total Consumer Discretionary

________

33,058,937

Lehman Brothers Holdings,

Inc. issued 03/31/08 at 1.15%

due 04/01/08††

$

3,092,551 $

________

3,092,551

INDUSTRIALS 4.6%

Paccar, Inc.†

72,290

3,253,050

Total Repurchase Agreements

Expeditors International of

(Cost $3,092,551)

________

3,092,551

Washington, Inc.†

36,841

1,664,476

CH Robinson Worldwide,

Inc.†

29,815

1,621,936

SECURITIES LENDING COLLATERAL 20.2%

Foster Wheeler Ltd.*†

26,500

1,500,430

Investment in Securities Lending Short

Joy Global, Inc.†

18,666

1,216,276

Term

Fastenal Co.†

25,090

1,152,384

Investment Portfolio Held by

Cintas Corp.†

32,460

926,408

U.S. Bank

59,667,391

________

59,667,391

Stericycle, Inc.*†

16,180

833,270

Ryanair Holdings PLC — SP

Total Securities Lending Collateral

ADR*†

20,474

579,005

(Cost $59,667,391)

________

59,667,391

Monster Worldwide, Inc.*†

22,560

546,178

UAL Corp.†

19,641

422,871

________

Total Investments 110.6%

Total Industrials

13,716,284

(Cost $218,239,621)

$

326,240,939

_________

Liabilities in Excess of Other

CONSUMER STAPLES 1.4%

Assets – (10.6)%

$

(31,334,244)

_________

Costco Wholesale Corp.†

40,310

2,618,941

Whole Foods Market, Inc.†

24,080

793,917

Net Assets – 100.0%

$

294,906,695

Hansen Natural Corp.*†

16,250

573,625

Unrealized

Total Consumer Staples

________

3,986,483

Contracts

Gain

Futures Contracts Purchased

TELECOMMUNICATION SERVICES 1.3%

June 2008 Nasdaq 100 Index

Millicom International

Mini Futures Contracts

Cellular SA*†

18,400

1,739,720

(Aggregate Market Value of

NII Holdings, Inc. — Class

Contracts $188,253,765)

5,271

$

4,144,627

B*†

29,060

923,527

Units

Level 3 Communications,

Equity Index Swap Agreements

Inc.*†

265,192

562,207

June 2008 Nasdaq 100 Index

Leap Wireless International,

Swap, Terminating 06/30/08**

Inc. — Class B*†

12,007

559,526

(Notional Market Value

Total Telecommunication Services

________

3,784,980

$101,933,697)

57,204

$

680,152

June 2008 Nasdaq 100 Index

MATERIALS 0.8%

Swap, Terminating 06/13/08**

Sigma-Aldrich Corp.†

21,870

1,304,546

(Notional Market Value

Steel Dynamics, Inc.

34,230

1,130,959

$31,583,803)

17,724

________

463,574

Total Materials

________

2,435,505

(Total Notional Market Value $133,517,500)         $

1,143,726

Total Common Stocks

*

Non-Income Producing Security.

(Cost $155,479,679)

________

263,480,997

**

Price Return based on Nasdaq 100 Index +/- financing at a

variable rate.

†

All or a portion of this security is on loan at March 31,

2008.

2

OTC 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

††

All or a portion of this security is pledged as equity index swap collateral at March 31,2008.

ADR - American Depository Receipt

3